Exhibit 10.6

BALLOON MORTGAGE NOTE

May 24, 2023	Staten Island, New York

LOAN AMOUNT: $1,000,000.00

FOR VALUE RECEIVED,

AVALON RT9 PROPERTIES, LLC

with a mailing address of 4400 Route 9 South, Freehold, New Jersey 07728; hereinafter Borrower and/or Maker, promises to pay to the order of

S&P PRINCIPAL LLC

having an address at 1460 Shoreline Way, Hollywood, Florida, 33019; hereinafter Holder,

The principal sum of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS, lawful money of the United States, with interest thereon at the initial rate of 13.0% per centum per annum from the date hereof. The Maker does hereby covenant and agree to pay to the Holder, in installments as follows:

MONTHLY PAYMENT

1. By the payment of INTEREST ONLY to be paid in constant monthly installments of TEN THOUSAND EIGHT HUNDRED THIRTY-THREE and 33/100 ($10,833.33) DOLLARS commencing on July 1, 2023, and every month thereafter until October 1, 2025 (Maturity Date), when any unpaid balance of principal, interest and other allowed charges shall be due and payable. The Mortgagor agrees that interest and other allowed charges may be added to the unpaid balance of the obligation on the first day of each monthly period and interest may be computed on the unpaid balance of the obligation due as of the last day of the preceding month period.

ESCROW PAYMENT

2. Subject to the rights of the first lien holder and in addition to the regular monthly sums prescribed above, the Maker hereby acknowledges that the Holder MAY, in its sole discretion, require the Maker to pay each month along with the regular monthly installment pursuant to Paragraph 1 of this Note a sum equivalent to one-twelfth (1/12) of the annual taxes, water and sewer charges, fire insurance premiums (at the option of the Holder) and assessments levied or to be levied against the premises described in the Mortgage accompanying this Note. If the Holder requires such additional payments and at any time the said monthly payments shall be insufficient to meet the demands for the payment of such items of taxes, water and sewer charges, fire and/or flood insurance premiums and/or assessments, then, in that event, the Maker shall further pay to the Holder on demand any and all sums necessary to pay the aforesaid items when due and payable. It shall be an event of default if the Maker fails to pay the Holder said sums within fifteen days of written demand. The Maker agrees to pay the Holder interest at the rate provided in this Note or at the default rate, whichever is applicable, on any advances by Holder for taxes, water and sewer charges, fire and/or flood insurance premiums and/or assessments. If Maker is in default, the default rate of interest will also apply to any advances by Holder. No dividend interest shall be payable by the Holder on sums collected pursuant to this Paragraph 2. In addition, in lieu of the foregoing, Holder reserves the right to hold three months taxes in reserve in a non-interest bearing account for Maker’s benefit and permit Maker to pay real estate taxes and insurance premiums on the premises.

ADDED INTEREST

3. The Maker agrees that interest and other charges allowed on this Note may be added to the unpaid balance of the obligation on the first day of each month and computed on the unpaid balance of the obligation due as of the last day of the preceding month.

DEFAULT/ACCELERATION OF INDEBTEDNESS

4. The whole of the principal sum or any part thereof and any other sums of money secured by the mortgage given to secure this Note, shall, forthwith or thereafter, at the option of the Holder, become due and payable if there is a default in any payment under this Note or upon the happening of an event constituting a default pursuant to the Mortgage executed herewith given to secure this Note, any such default shall entitle the Holder to declare the entire principal sum and all other monies due, or any part thereof, to be due and payable; and all of the covenants, agreements, terms and conditions of said mortgage are hereby incorporated herein with the same force and effect as if herein set forth at length..

APPLICATION OF PAYMENTS/LATE CHARGE

5. Holder may apply payments received in any manner it wishes but will most likely apply payments first to costs and disbursements allowed under the loan documents, then to prepayment charges and late charges, then to accumulated interest and finally to principal. In addition, there will be a late charge of TEN percent (10%) assessed on the total monthly payment for payments received more than five (5) days after the date it is due.

NO ORAL MODIFICATIONS

6. This Note may not be changed or terminated orally. Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

NOTICE

7. If two or more persons sign this Agreement as Borrower, each person agrees that delivery of notices and statements to any person designated below as Borrower will constitute delivery of the notice and statements to each and every person signing below.

DEFAULT RATE

8. In case of default as herein provided or as provided in the Mortgage the default rate of interest shall eighteen percent (18%) per annum or the highest legal interest rate allowed by law which shall commence from the date of default.

SECURITY

9. This Note is secured by a second mortgage made by the Maker to the Holder of even date herewith on real property situate in the County of MONMOUTH, Tax Map No. Block 4 Lot 46.03, said premises being known as
4400 Route 9, Freehold, New Jersey 07728.

PREPAYMENT PENALTY

10. The Maker shall be permitted to prepay in whole or in part the entire balance. In addition to the principal payment, Maker is obligated to pay at least one year of interest on the loan. In the event that the Maker prepays this Note prior to one year, Maker shall pay the prorated interest payments for the first year.

JOINT AND SEVERAL

11. That if more than one party joins the execution of this instrument, the covenants and agreements hereof shall be their joint and several obligations, and if by other than the masculine sex, the relative words herein shall be read as if written in the plural and/or in such other gender, accordingly, as the case may be.

TITLES

12. The titles to paragraphs are for convenience only and do not in any way limit the contents of the paragraphs themselves.

AVALON RT9 PROPERTIES LLC

BY:	AVALON GOBOCARE CORP., ITS SOLE MEMBER

BY:
David Jin, CEO

STATE OF NEW YORK	)
) ss.
COUNTY OF RICHMOND	)

CERTIFY that on May 24, 2023, David Jin, personally came before me and stated to my satisfaction that this person (or if more than one, each person):

(a)	was the maker of the attached instrument; and,

(b)	was authorized to and did execute this instrument as of the entity named in this instrument.

___________________________________

Notary Public

My Commission Expires:

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MORTGAGE NOTE

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AVALON RT9 PROPERTIES LLC

TO

S&P PRINCIPAL LLC

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